                       RRUN Consultant Services Memorandum

By and Between:
                         RRUN Ventures Network Inc.         herein known as ("RRUN" or "The Company")
                         62 W. 8th Avenue, 4th Floor,
                         Vancouver, BC
                         Canada V5Y 1M7
And
                         Obi Nwobosi                        herein known as ("ON")
                         13945 Mountainview Place,
                         Sylmar, California
                         USA 91342

On this the 6th day of April , 2003.

WHEREAS, the Company is in the primary business of producing live entertainment events and the development and management of entertainment establishments namely, nightclubs; and

WHEREAS, Obi Nwobosi is an accomplished music producer and entertainment entrepreneur. Obi Nwobosi provides music production services and entertainment consulting services to clients such as Universal Pictures, Universal Music, BMG, under his personal name, his professional moniker "Anthony President" and also through his production company Presidential Campaign; and

WHEREAS RRUN is desirous of engaging ON as an independent consultant and ON is desirous of performing as an independent consultant for RRUN as per the ollowing terms and conditions;

1)       Services
     1.1) ON will provide independent consultanting services to RRUN, its subsidiary RAHX, Inc. or any other subsidiary of RRUN as directed by management of RRUN and agreed to by ON (details as per Schedule A), including but not limited to:
                a)   Provide advisory and consulting regarding development of
                     RAHX projects (entertainment establishments, namely
                     nightclubs; concerts, music, multimedia, etc.)
                b)   Provide advisory and consulting regarding development of
                     new entertainment and urban lifestyle projects for RRUN
                c)   Provide advisory and consulting regarding introduction of
                     contacts to RRUN for the purposes of business development

2)       Compensation
     2.1) RRUN will compensate ON for the above-mentioned services as per the following:
     2.2) Reimbursement or advancement of reasonable expenses related to the services rendered hereunder.
     2.4) Consideration in Stock Grants or Stock Options Grants or Warrants
          Grants to be issued by RRUN (See Schedule B)

3)       Term
     3.1) The Term of this Memorandum will be for a term of nine months until
          December 15, 2003 and renewable for one (1) additional 1 year term(s).
          - The renewable term(s) will be effective automatically unless the
          Memorandum is terminated as per section 4 below. Terms of this
          Memorandum will continue to stand for all consequent renewal terms unless specified.
     3.2) This Memorandum may be replaced by mutual agreement of the parties in exchange for a long-form consulting agreement.
     3.3) During the term, RRUN reserves the right to conduct periodic reviews of services provided by ON to RRUN.

                                  Page 1 of 3

4)       Termination
                a)   Either party may terminate this Memorandum by giving the
                     other party 30 days written notice.
                b)   Upon termination of this Memorandum, all confidential
                     information will be returned by each party to the other
                     party from which the confidential information was received.

5)       Confidentiality
     Both parties agree to keep all information received, verbal or written confidential and further agree to execute any non disclosure or confidentiality agreements required by the requesting party.

4        Notices and Modifications
     Any notice or other communication hereunder shall be in writing and sent to the principal address of the party set forth in the preamble to this
     Memorandum. No modification to any provision hereof shall be effective unless stated in writing and signed by both parties hereto.

This Memorandum is governed by the laws of the province of British Columbia.

Agreed and Accepted on the date above written:

_________________________________            ______________________________
RRUN Ventures Network Inc.                   Obi Nwobosi
Authorized Signatory

                                  Page 2 of 3

Schedule A - Scope of Services

Responsibilities including but not limited to the following:
                d)   Provide advisory and consulting regarding development of
                     RAHX projects (establishments, nightclubs, concerts, music, multimedia, etc.)
                e)   Provide advisory and consulting regarding development of
                     new entertainment and urban lifestyle projects for RRUN
                f)   Provide advisory and consulting regarding introduction of
                     contacts to RRUN for the purposes of business development

Specifically, including but not limited to:
                i)     Advise and consult on the development of a nightclub with
                       a theme based around the personalities of certain
                       entertainers
                ii)    the development of nightclubs with other themes
                iii)   advising, consulting developing and producing of  music
                       projects
                iv)    advising, consulting developing and producing of
                       multimedia projects

Schedule B - Compensation Terms

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Chart B)  Stock Grant
________________________________________________________________________________

1. This gives effect to the provisions of Section 2bi) of that certain Strategic
Partnership Memorandum of Understanding entered into on December 16, 2002 by and between RRUN and Presidential Campaign Entertainment, the contents of which are hereby incorporated by reference:

Compensation will be 1,500,000 common shares of RRUN stock to be issued the ON as follows:

         a) An initial grant of 500,000 of RRUN common shares shall be a stock grant as per the following issuance;

                o   250,000 @ $0.004/share Restricted Obi Nwobosi
                o   250,000 @ $0.01/share Free Trading Obi Nwobosi

         b) Further stock based compensation that is due under the Memorandum will be executed as per a stock grant (1,000,000 RRUN restricted common shares @ $0.004/share). These shares will be issued and held in escrow to be released to ON upon the attainment of mutually agreed to be determined milestones.

2. The free trading shares referred to hereunder is compensation for the personal advisory/consultancy services provided by ON and to RRUN as per schedule A above.

3. As per the issued and escrowed restricted stock referred to in 1(b) above, ON agrees to hereby authorize the Company to cancel any stock unearned and subsequently unreleased.

4. The issuance agreed upon hereunder and any registration is further subject to the approval of the Board of Directors of RRUN Ventures Network Inc.
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